Exhibit 99.1

Motus GI Announces $3.5 Million Private Placement

Priced At-the-Market Under Nasdaq Rules

FORT LAUDERDALE, Fla. , May 18, 2023 (GLOBE NEWSWIRE) — Motus GI Holdings, Inc. (NASDAQ: MOTS) (“Motus GI” or the “Company”), a medical technology company focused on improving endoscopic outcomes and experiences, today announced that it has entered into definitive agreements for the issuance and sale of an aggregate of 4,142,012 shares of its common stock (or common stock equivalent in lieu thereof) and warrants to purchase up to an aggregate of 4,142,012 shares of common stock, at a purchase price of $0.845 per share and accompanying warrant in a private placement priced at-the-market under Nasdaq rules. The private placement is expected to close on or about May 19, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the private placement.

The warrants will have an exercise price of $0.72 per share, will be exerciable immediately upon issuance and have a term of five and one-half years from the date of issuance.

The gross proceeds to Motus GI from the private placement are expected to be approximately $3.5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. Motus GI currently intends to use the net proceeds from the private placement for working capital and general corporate purposes.

The offer and sale of the foregoing securities in the private placement are being made made in a transaction not involving a public offering and have not been registered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities in the private placement may not be reoffered or resold in the United States except pursuant to an effective registration statement with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The Company has agreed to file an initial registration statement with the SEC covering the resale of the securities to be issued in the private placement no later than 15 days following the date of the agreement.

In connection with the offering, the Company also has agreed to amend certain existing warrants to purchase up to an aggregate of 299,997 shares of the Company’s common stock that were previously issued in January 2021 through February 2021 at an exercise price of $42.40 per share, such that effective upon the closing of the private placement the amended warrants will have a reduced exercise price of $0.72 per share, at an additional offering price of $0.125 per amended warrant.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Motus GI Holdings, Inc.

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, statements relating to the the completion of the private placement, the satisfaction of customary closing conditions related to the private placement, risks related to market and other conditions, the continued impact of the COVID-19 pandemic, risks inherent in the development and commercialization of potential products, possible or assumed future results of operations, business strategies, potential grow opportunities, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s quarterly and annual reports filed with the Securities and Exchange Commission, and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Troy Williams

LifeSci Advisors

(518) 221-0106

twilliams@lifesciadvisors.com